EXHIBIT 10.19
                                                                   -------------

                            PLACEMENT AGENT AGREEMENT

                                                           Dated: April 10, 2006

Joseph Gunnar & Co., LLC
30 Broad Street
New York, NY 10004

Gentlemen:

1. Offering.

         A. Bridgeline Software, Inc., a Delaware corporation (the "Company"), hereby engages Joseph Gunnar & Co., LLC ("JGUN") (the "Placement Agent") to act as its exclusive placement agent in connection with the issuance and sale by the Company (the "Offering") of up to $2,300,000, or 23 Units ("Maximum Offering")/$1,100,000, or 11 Units ("Minimum Offering"), with a "best-efforts" over-allotment contingency of an additional $500,000, or 5 Units ("Overallotment"), which Units shall consist of senior secured notes (the "Notes") and a five-year warrant to purchase 10,000 shares of the Company's common stock ("Common Stock") at an exercise price of $.001 per share for each $100,000 subscribed for (the "Warrant," and the shares issuable upon exercise of the Warrant referred to herein as the "Warrant Shares"). The Placement Agent is hereby authorized to engage, at its option, the services of other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") to assist it in soliciting subscribers and to remit to such broker-dealers the commissions payable to the Placement Agent hereunder as it shall determine.

         The Offering is subject to (i) the terms and conditions set forth in the Company's Confidential Private Offering Memorandum dated April 7, 2006 (such memorandum with all amendments and exhibits thereto (the "Memorandum")). The Offering is also subject to a subscription agreement and questionnaire and noteholder agency appointment agreement to be executed by each purchaser of the Notes and the Company (collectively, the "Subscription Agreements") (The Subscription Agreement and the Memorandum are collectively referred to as the "Offering Documents"). The Company shall issue and sell to Placement Agent or its designee(s), for nominal consideration, five-year warrants to purchase 4,000 shares of Common Stock for each Unit sold (the "Placement Agent Warrants"), and the Placement Agent agrees to enter into a six-month post-IPO lock-up on the Placement Agent Warrant and the shares of Common Stock issuable upon exercise thereof.

         The Notes, the Warrants, the Warrant Shares, the Placement Agent Warrants, and the Common Stock underlying the Placement Agent Warrants ("Placement Agent Shares") are hereinafter sometimes collectively referred to as the "Securities."

         The Notes and Warrants will be offered without registration under the Securities Act of 1933, as amended (the "Securities Act"). Purchasers of the Notes and Warrants will be granted certain registration rights with respect to the Warrant Shares as more fully set forth in the

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Warrants. The Placement Agent will be granted certain registration rights with respect to the Placement Agent Warrants, as more fully set forth in the Placement Agent Warrants.

         B. The Notes and Warrants (collectively the "Units") will be offered by the Company on a "best efforts, all or none" basis with respect to the "Minimum Offering", and a "best efforts" basis with respect to the Maximum Offering, plus a "best efforts" basis over allotment contingency with respect to the Overalloment. The Company will issue the certificates representing the Notes and Warrants at one or more closings (the "Closing") after subscriptions have been received for the Minimum Offering and accepted by the Company and when funds from investors have cleared the banking system in the normal course of business.

         C. The Offering shall terminate on the earliest of: (a) the sale of the Maximum Offering, or (b) May 31, 2006, unless extended without notice to the Investors by the Company and the Placement Agent for no more than two (2) thirty
(30) day periods (the "Offering Period"). If the Minimum Offering is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from Investors will be returned thereto, without interest thereon or deduction therefrom. With respect to any subscriptions that are received by the Placement Agent or accepted by the Company subsequent to the Offering Period, all funds received by Investors will be returned thereto, without interest thereon or deduction therefrom. The Company and Placement Agent reserve the right to reject any and all subscription agreements in excess of the Minimum Offering.

2. Information.

         A. The Notes and Warrants shall have the terms set forth in and shall be offered by the Company by means of the Offering Documents. Payment for the Notes shall be made by check, money order or wire transfer as more fully described in the Subscription Agreement. The minimum purchase by any purchaser shall be $100,000, unless subscriptions for lesser amounts are accepted at the discretion of the Company and the Placement Agent. The Placement Agent and the Company agree that the Notes and Warrants will be offered solely to "accredited investors" within the meaning of Rule 501 of Regulation D ("Accredited Investors") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act and Rule 506 of Regulation D under the Securities Act.

         B. All funds received from subscriptions arranged will be promptly transmitted to the escrow account maintained at U.S. Bank and designated as "U.S. Bank/Bridgeline Software, Inc. - Escrow Account." In the event that a Closing occurs, the funds received in respect of the Notes and Warrants closed on will be forwarded to the Company, against delivery of the appropriate amount of the Notes and Warrants, net of (i) the placement agent commission equal to cash in an amount equal to ten percent (10%) of the gross proceeds of the Notes sold in the Offering, (ii) the Placement Agent Warrants, and (iii) any out-of-pocket costs and expenses paid or to be paid by the Placement Agent including, but not limited to, travel, due diligence, printing, mailing, plus legal expenses except that the Company shall not be responsible for any non-Blue Sky law compliance related fees of the Placement Agent's legal counsel in excess of $35,000 without the Company's approval.

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         C. The Company and the Placement Agent reserve the right to reject any subscriber, in whole or in part, in their sole reasonable discretion. Funds received by the Company from any subscriber whose subscription is rejected will be returned to such subscriber, without deduction therefrom or interest thereon, but no sooner than such funds have cleared the banking system in the normal course of business.

3. Representations, Warranties and Covenants of Placement Agent.

         The Placement Agent represents, warrants and covenants as follows:

                  (i) It has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (ii) The execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which a Placement Agent is a party or by which a Placement Agent or its properties are bound, or any judgment, decree, order or, to a Placement Agent's knowledge, any statute, rule or regulation applicable to a Placement Agent. This Agreement constitutes the legal, valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof is subject to general principles of equity, or (c) the indemnification provisions hereof may be held to be violative of public policy.

                  (iii) The Placement Agent will deliver to each Investor, prior to any submission by such person of a written offer relating to the purchase of the Notes and Warrants, a copy of the Offering Documents, as they may have been most recently amended or supplemented by the Company.

                  (iv) Upon receipt of an executed Subscription Agreement, the Placement Agent will promptly forward copies of the subscription documents to the Company.

                  (v) The Placement Agent will not deliver the Offering Documents to any person they do not reasonably believe to be an Accredited Investor or to any person in a state where it does not reasonably believe that the Offering is exempt from the applicable state "Blue Sky" laws.

                  (vi) The Placement Agent will not intentionally take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the respective rules and regulations promulgated thereunder (the "Rules and Regulations").

                  (vii) The Placement Agent shall have no obligation to insure that (a) any check, note, draft or other means of payment for the Notes will be honored, paid or enforceable against the subscriber in accordance with its terms; or (b) subject to the performance of the Placement Agent's obligations and the accuracy of its representations and warranties hereunder, (i) the Offering is exempt from the registration requirements of the Securities Act or any applicable

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state "Blue Sky" law; or (ii) any prospective purchaser is an Accredited
Investor; provided that Placement Agent will not deliver the Offering Documents to any person they do not reasonably believe to be an Accredited Investor.

                  (viii) The Placement Agent is a member of the NASD and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Securities will be offered or sold by the Placement Agent, unless an exemption for such state registration is available to the Placement Agent. The Placement Agent is in compliance with all material rules and regulations applicable to the Placement Agent generally and to the Placement Agent's participation in the Offering.

4. Representations and Warranties of the Company.

         The Company represents and warrants as follows:

                  (i) The execution, delivery and performance of each of this Agreement, the Subscription Agreements and the Escrow Agreement has been duly and validly authorized by the Company and is, or with respect to the Subscription Agreements, will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except to the extent that
(a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity; or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

                  (ii) The issuance, sale and delivery by the Company of the Securities have been or will be prior to the Closing duly authorized by all requisite corporate action of the Company. The Warrant Shares and the Placement Agent Shares will, prior to the Closing, be duly reserved for issuance upon exercise of the Warrants and exercise of the Placement Agent Warrants, respectively.

                  (iii) Except as set forth in the Offering Documents or on
Schedule 4(iii), all issued and outstanding securities of the Company and its subsidiaries have been duly authorized and validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company. The Company has 15,000,000 shares of authorized Common Stock, 11,711,498 shares (calculated on a pre-1-for-3 reverse stock split anticipated to take place on or about April 7, 2006) of which are issued and outstanding as of the date hereof and no shares of authorized Preferred Stock.

                  (iv) Except as set forth in the Offering Documents or on
Schedule 4(iv) there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any securities of the Company; (ii) no restrictions on the transfer of the Company's capital stock imposed by the Company's Certificate of Incorporation or Bylaws or any

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agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject or any statute other than those imposed by relevant state and federal securities laws; (iii) no cumulative voting or preemptive rights for any of the Company's capital stock; (iv) no registration rights under the Securities Act with respect to the Company's capital stock; (v) no antidilution adjustment provisions or similar rights with respect to the outstanding securities of the Company will be triggered by the issuance of the Securities; (vi) no voting trusts or agreements, shareholders agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party; and (vii) no options or other rights to purchase securities from its shareholders granted by such shareholders.

                  (v) The Warrant Shares and Placement Agent Shares, when issued in accordance with the terms of the Subscription Agreement, Warrants, and the Placement Agent Warrants and the terms of this Agreement as the case may be, will be validly issued, fully-paid and non-assessable. The holders of the Securities will not be subject to personal liability under the Company's Certificate of Incorporation or Bylaws or, any state law, solely by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

                  (vi) Each of the Company and its subsidiaries which are set forth on Schedule 4(vi) has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation, any real or personal property stated in the Offering Documents to be owned or leased by the Company and its subsidiaries), free and clear of all liens, encumbrances, claims, security interests and defects of any nature whatsoever, other than those set forth in the Offering Documents or on Schedule 4(vi) and liens for taxes not yet due and payable. All of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease.

                  (vii) There is no litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the Company or its subsidiaries or their properties or business, except as set forth in the Offering Documents or on Schedule 4(vii). The Company is not a party to any order, writ, injunction, judgment or decree of any court.

                  (viii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under its respective jurisdiction of incorporation. Except as set forth in the Offering Documents or on Schedule 4(viii), the Company does not own or control, directly or indirectly, an interest in any other corporation, partnership, trust, joint venture or other business entity. The Company owns 100% of the outstanding capital stock of each of its subsidiaries. Each of the Company and its subsidiaries is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to

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so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole ("MAE"). Each of the Company and its subsidiaries has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business), and each of the Company and its subsidiaries is doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged, except where failure to so comply would not have a MAE. The Company has all corporate power and authority to enter into this Agreement, the Subscription Agreements, the Notes, the Warrants, the Placement Agent Warrants, and Escrow Agreement and to carry out the provisions and conditions hereof and thereof and to issue, sell and deliver the Securities. No consents, authorizations, approvals, or orders of, or registration, qualification, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection herewith and therewith or to issue, sell and deliver the Securities, other than registration or qualification, or taking such action to secure exemption from such registration or qualification of the Securities under applicable state, federal or foreign securities laws, which actions have been taken or will be taken prior to the Closing.

                  (ix) Except as set forth in the Offering Documents or on
Schedule 4(ix), each of the Company and its subsidiaries is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, excluding trade payables and purchase orders as generally described in the Offering Documents. Each of the Company and its subsidiaries is not in violation of any provision of its charter or Bylaws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation, except for the violation of statutes, rules or regulations would not have a MAE. Neither the execution and delivery of this Agreement and the Subscription Agreements, nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or in the Subscription Agreements, nor the compliance by each of the Company and its subsidiaries with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, if any, pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or its subsidiaries may be bound or to which any of the property or assets of the Company or its subsidiaries is subject except where such default, lien, charge or encumbrance would not have a MAE; nor will such action result in any violation of the provisions of the charter or the Bylaws of each of the Company and its subsidiaries or, assuming the due performance by the Placement Agent of its obligations hereunder, any statute, order, rule or regulation applicable to the Company or its subsidiaries of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over each of the Company and its subsidiaries, if any.

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                  (x) Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than Placement Agent and there are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Securities.

                  (xi) Each of the Company and its subsidiaries owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such license, patent or rights described in the Offering Documents as being owned or possessed by each of the Company and its subsidiaries) and there is no claim or action by any person pertaining to, or proceeding, pending or to the Company's knowledge, threatened, which challenges the rights of each of the Company and its subsidiaries with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of each of the Company's and its subsidiaries' businesses (including, without limitation, any such licenses or rights described in the Offering Documents as being owned or possessed by each of the Company and its subsidiaries); each of the Company's and its subsidiaries' current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

                  (xii) Each of the Company and its subsidiaries is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

                  (xiii) Subject to the performance by the Placement Agent of its obligations hereunder, and the accuracy of the representations and warranties made by the respective investors in the Subscription Agreements, the Offering Documents and the offer and sale of the Securities comply, and will continue to comply, through the Offering Period with the requirements of Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Documents nor any amendment or supplement thereto, nor any other documents prepared by the Company in connection with the Offering contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Documents are true and correct as of the date of the Offering Documents and will be true and correct in all material respects on the date of each Closing except with respect to the number of shares of Common Stock outstanding, which may change between the date hereof and the date of each Closing due to the conversion of outstanding securities as described in the Offering Documents. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might, in the Company's opinion, become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company will promptly notify

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Placement Agent and will supply Placement Agent with amendments or supplements correcting such statement or omission.

                  (xiv) All taxes which are due and payable from each of the Company and its subsidiaries have been paid in full or appropriate extensions of such payment have been obtained and each of the Company and its subsidiaries does not have any tax deficiency or claim outstanding assessed or proposed against it (except for such amounts set forth in the Offering Documents or on Schedule 4(xiv), which amounts will be paid at Closing).

                  (xv) The financial statements of the Company included in the Offering Documents or on Schedule 4(xv) fairly present the financial position, results of operations, stockholders equity and cash flows, in all material respects, of the Company at the respective dates thereof and for the periods referred to therein.

                  (xvi) Neither the Company nor its subsidiaries, if any, nor any of their respective officers, directors, employees or agents, nor any other person acting on behalf of the Company or its subsidiaries, if any, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of each of the Company or its subsidiaries (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company and its subsidiaries, if any, to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, might have had a MAE on the assets, business or operations of the Company or its subsidiaries as reflected in any of the financial statements contained in the Offering Documents or on Schedule 4(xvi), or (C) if not continued in the future, might adversely affect the assets, business or operations of the Company or its subsidiaries in the future.

                  (xvii) Assuming (i) the accuracy of the information provided by the respective investors in the Subscription Agreements and (ii) that Placement Agent have complied in all material respects with their obligations under this Agreement, the offer and sale of the Notes and Warrants pursuant to the terms of the Offering Documents are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder.

                  (xviii) When the Warrant Shares and the Placement Agent Shares shall have been duly delivered to the purchasers and payment shall have been made therefor, the purchasers shall have good and marketable title to the Warrant Shares and Placement Agent Shares, as the case may be, free and clear of all liens, encumbrances and claims whatsoever and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

                  (xix) The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by Placement Agent. No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to Placement Agent contains any untrue statement of material fact or omits to state any material fact necessary

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to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  (xx) Upon receipt of an executed Subscription Agreement, Company will promptly forward copies of the subscription documents to Placement Agent.

                  (xxi) The Company will not deliver the Offering Documents to any person it does not reasonably believe to be an Accredited Investor.

                  (xxii) The Company will not intentionally take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, Exchange Act or the Rules and Regulations.

                  (xxiii) The Company shall use all reasonable efforts to determine (a) whether any prospective purchaser is an Accredited Investor and
(b) that any information furnished by a prospective investor is true and accurate.

                  (xxiv) Except as set forth in the Offering Documents or on
Schedule 4(xxiv), as of the date hereof, the Company has no contractual liability or any other liability, whether accrued, contingent, absolute, determined, indeterminable or otherwise, which was not (i) reflected or reserved against in the financial statements or (ii) incurred in the ordinary course of business, consistent with past practice since its inception.

                  (xxv) To the best of Company's knowledge, since December 31, 2005, except as disclosed in the Offering Documents, the Company has not incurred any liabilities or obligations, direct or contingent, not consistent with its past practices, or entered into any transaction not consistent with its past practices, which is material to the business of the Company, and, since the date of the Memorandum, there has not been any change in the capital stock of, or any incurrence of funded debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                  (xxvi) Except as set forth in the Offering Documents or on
Schedule 4(xxvi), the Company filed all Federal, State, local and foreign tax returns, if any, which are required to be filed by it to the relevant agencies and all such returns are true and correct in all material respects except as the Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by generally accepted accounting principals consistently applied. To the best of current management's knowledge, the tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

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                  (xxvii) Except with respect to holders of the Units, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall grant registration rights under the Securities Act to the Investors in the Offering and/or their transferees as more fully described in the Subscription Agreement between the Company and the Investors.

                  (xxviii) No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

5. Certain Covenants and Agreements of the Company.

                  The Company covenants and agrees at its expense and without any expense to Placement Agent as follows:

         A. To advise Placement Agent of any adverse change in the Company's financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Documents occurring at any time prior to a Closing as soon as reasonably practicable after the Company is either informed or becomes aware thereof.

         B. To use its best efforts to cause the Securities to be qualified or registered for sale, or to obtain exemptions from such qualification or registration requirements, on terms consistent with those stated in the Offering Documents, the Notes, the Warrants and the Placement Agent Warrants under the securities laws of such jurisdictions as Placement Agent shall reasonably request, provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company. Company's counsel shall perform the required "Blue Sky" services, and all reasonable expenses and disbursements of Company's counsel relating to such "Blue Sky" matters and relating to the Offering shall be paid by the Company.

         C. To apply the net proceeds of the Offering as described in the Offering Documents or as set forth on Schedule 5(C).

         D. To provide Placement Agent with as many copies of the Offering Documents as the Placement Agent may reasonably request.

         E. To comply with the terms of the Subscription Agreements, Notes, Warrants and Placement Agent Warrants including, without limitation, the registration rights provisions thereof.

         F. To issue to Placement Agent or its designees, at the Closing, the Placement Agent Warrants and provide for registration by the Company of the Placement Agent Shares issuable upon the exercise thereof.

         G. To keep available out of its authorized and designated Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and Placement Agent Warrants, such number of Warrant Shares and Placement Agent Shares.

         H. Within three (3) days from the date hereof, Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the Closing(s) of the Offering with a bank or trust company acceptable to the Placement Agent (the "Fund Escrow Agreement").

         I. Employment agreements with key management reasonably acceptable to the Placement Agent and its counsel shall have been executed and delivered.

         J. A Board of Directors composition reasonably acceptable to the Placement Agent, which shall include at least a majority of "independent" directors, shall be in place within 180 days of the first Closing. In the event this covenant is not satisfied, the Placement Agent shall have the authority to nominate and the Company shall appoint two directors selected by the Placement Agent. In the event this covenant is satisfied, the Placement Agent's right to nominate such directors will terminate.

         K. There shall be reasonable satisfaction by the Placement Agent, in its reasonable discretion, with their ongoing due diligence of the Company and any subsidiaries.

         L. The appointment of an observer designated by the Placement Agent, to the Board of Directors of the Company and any subsidiary, shall have been adopted at the time of the initial Closing. Such observer shall remain in place so long as the Notes remain outstanding.

         M. There shall be approval by the Board of Directors of the Company of the contemplated public offering of the Company's securities as soon as possible following the Offering on the terms outlined on Exhibit II to the Letter of Intent (as defined below) and another Board of Directors resolution that if the public offering of the Company's securities is not pursued in good faith and absent the Placement Agent's failure to process the public offering in good faith, the Company shall pay to the Placement Agent liquidated damages in the amount of $100,000 for its failure to do so as set forth therein.

         N. Pending completion of the Offering contemplated herein and the IPO contemplated hereinafter, the Company agrees that it shall not negotiate with any other broker-dealer or other person relating to a possible private and/or public offering of its securities without the written consent of the Placement Agent. In the event the Company enters into a letter of intent or effectuates a private and/or a public offering of its securities with another broker-dealer or any other person without the written permission of the Placement Agent after the execution of this Agreement and prior to ______, 2006, the Company, in compliance with the NASD Conduct Rules, shall be liable to the Placement Agent for the out-of-pocket accountable expenses of the Placement Agent due and payable immediately upon such engagement with another broker-dealer. The Company further agrees that any communications with any other broker-dealer, solicited or unsolicited, shall be conducted exclusively through the Placement Agent. The preparations for the Offering may not be terminated prior to April 1, 2006 by the Company other than for the Placement Agent's failure to proceed in good faith. Thereafter, in the event marketing of the Offering has not commenced, either party may terminate the Offering upon three days prior written notice, without liability or continuing obligation to the other; provided, however, that if the Company elects not to proceed with the Offering for any reason other than the Placement Agent's bad faith in processing the transaction or if the Placement Agent elects not to proceed due to a material breach by the Company of any representation, warranty or covenant contained in the Placement Agent Agreement to be entered into, or as a result of the Company's failure to meet any of the conditions set forth in Section 4 hereof, then the Company shall be obligated to pay the Placement Agent, exclusive of any payments otherwise made, a "break-up" fee of $100,000 plus 40,000 Placement Agent Warrants or, if the Offering Documents have been distributed to potential investors, $150,000 plus 60,000 Placement Agent Warrants.

6. Indemnification.

         The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, the directors, officers and employees of the Placement Agent and its affiliates and subagents and selected dealers, and each other person or entity, if any, controlling the Placement Agent or any of its affiliates (collectively, "Indemnified Persons"), from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, securityholders or creditors for, any losses, claims, damages, liabilities or expenses (including actions, claims or proceedings in respect thereof (collectively, "Actions") brought by or against any person, including stockholders of the Company, and the cost of any investigation and preparation therefore and defense thereof) (collectively, "Losses") (A) related to or arising out of any statements or omissions made in the Offering Documents or any exhibit thereto or the services, commitment or other obligations undertaken or being considered by the Placement Agent in this Agreement in connection with the sale of the Securities in the Offering (collectively, "Placement Agent's Role"), and claims relating to any finders or origination fees, except that the indemnification shall not apply to the Losses of an Indemnified Person that are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted from the bad faith or gross negligence of such Indemnified Person or to Losses arising out of a claim under subsection (A) under this section as to an alleged omission from or misstatement in, the Offering Documents or any exhibit thereto if either
(i) at or prior to the execution of a Subscription Agreement the copy of the Memorandum and exhibits were not sent or delivered to the subscriber or (ii) the alleged untrue statement was corrected or the omission of a material fact alleged was contained in a supplement or amendment to the Memorandum was delivered to the subscriber prior to the written acceptance of the subscriber's Subscription Agreement by the Company. In addition, the indemnification referenced above shall not apply to the Losses of an Indemnified Person that are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted from the bad faith or gross negligence of the Placement Agent.

         Promptly after receipt by an Indemnified Person (each an "indemnified party") under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless the indemnifying party is prejudiced by such delay. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel only to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

         If such an indemnity provided for in this Agreement is unavailable or insufficient for any Indemnified Person with respect to any Losses (other than by reason of the gross negligence or bad faith of such indemnifying party), then the indemnifying party, in lieu of indemnifying such Indemnified Person, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as it is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the transactions contemplated hereunder, or (ii) if the allocation provided by (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above, but also the relative fault on the Company, on the one hand, and of the Placement Agent on the other hand in connection with statements or omissions that resulted in Losses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand shall be deemed to be in the same proportion as the total proceeds from the Transactions (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to the information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

         THE PLACEMENT AGENT HEREBY AGREES AND THE COMPANY HEREBY AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SECURITYHOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF PLACEMENT AGENT'S ROLE OR THIS PLACEMENT AGENT AGREEMENT.

7. Payment of Expenses.

         Whether or not the Offering is successfully completed, the Company hereby agrees to bear all of the customary reasonable expenses in connection with the Offering, including, but not limited to the following: due diligence, travel, lodging, filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company's counsel and accountants, issue and transfer taxes, if any, "Blue Sky" counsel fees and expenses of Company's counsel and the legal fees and expenses of Placement Agent's counsel in an amount not to exceed $35,000. It is agreed that the Company's counsel shall perform the required Blue Sky legal services.

8. Conditions of the Closing

         Provided the Offering shall have been subscribed for and funds representing such amount thereof shall have cleared, each Closing shall be held at the offices of the Placement Agent's counsel or such other place as mutually agreed upon by the parties. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy of the representations and warranties, in all material respects, of the Company herein as of the date hereof and as of the date of the Closing as if such representations and warranties had been made on and as of such Closing; the accuracy on and as of the date of each Closing of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of each Closing of its covenants and obligations hereunder and to the following further conditions:

         A. At each Closing, the Placement Agent shall receive the opinion of Morse, Barnes-Brown & Pendleton, P.C., counsel to the Company, dated as of the date of the Closing, which opinion shall be acceptable to the Placement Agent.

         B. At or prior to each Closing, counsel for Placement Agent shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Agreement and the Offering Documents, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

         C. At and prior to each Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the financial condition or operations except where such change would not have a material adverse effect or the business activities, financial or otherwise, of the Company and its subsidiaries from the latest dates as of which such condition is set forth in the Offering Documents; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company and its subsidiaries which has not been disclosed as having taken place or being contemplated in the Offering Documents or to the Placement Agent in writing;
(iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness, excluding trade payables, for which a waiver or extension has not been otherwise received except where such default would not have a material adverse effect; (iv) except as set forth in the Offering Documents or in the Schedules to this Agreement, the Company shall not have issued any securities (other than those set forth in the Offering Documents or pursuant to the exercise of outstanding warrants or options) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any material adverse change in the indebtedness (long or short term) or liabilities or obligations of the Company and its subsidiaries (contingent or otherwise); (v) no material amount of the assets of the Company and its subsidiaries shall have been pledged or mortgaged, except with respect to assets in the normal course of business and as indicated in the Offering Documents or in the Schedules to this Agreement; and (v) no action, suit or proceeding, at law or in equity, against the Company or its subsidiaries or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could have a material adverse effect, except as set forth in the Offering Documents or in the Schedules of this Agreement.

         D. Subject to the filing of any necessary state "Blue Sky" filings, the Offering will become qualified or be exempt from qualification under the securities laws of the several states as contemplated by Section 5(B) no later than the date of the Closing and no stop order suspending the sale of the Notes shall have been issued, and no proceedings for that purpose shall have been initiated or threatened.

         E. At each Closing, the Placement Agent shall have received a certificate of the Company signed by its chief executive officer and chief financial officer, dated as of the date of such Closing, to the effect that the conditions set forth in subparagraph (C) above have been satisfied and that, as of the date of such Closing, the representations and warranties of the Company set forth herein are true and correct.

         F. At Closing, the Company, the acquisition target and the Placement Agent shall have executed a non-binding term sheet including all material terms and provisions acceptable to the Placement Agent providing for an acquisition by the Company to be consummated no later than thirty (30) days following the Closing of the Offering.

         G. At each Closing, the Company shall have duly executed and delivered the appropriate amount of Notes to the respective holders thereof.

         H. At each Closing, the Company shall duly and validly issue the Warrants and the Placement Agent Warrants in accordance with the terms hereof.

         I. The Company and the Placement Agent shall have executed the Placement Agent Agreement and the Placement Agent shall have been delivered the Company's counsel's opinion in accordance therewith.

         J. Employment agreements with key management on the terms and provisions reasonably acceptable to the Placement Agent shall have been executed and delivered.

         K. The Company engagement of an independent accounting firm and a legal firm reasonably acceptable to the Placement Agent.

         L. The Placement Agent shall have received comfort representation from the Company's bank creditors.

         M. There shall be satisfaction by the Placement Agent, in its sole discretion, with its ongoing due diligence of the Company and any subsidiaries, including, but not limited to, the Company's financial condition, business prospects, acquisition targets, management and Board of Directors. This also includes satisfactory background examinations of the Company's officers, directors, controlling persons and key employees.

         N. The appointment of a non-voting observer designated by the Placement Agent to the Board of Directors of the Company and any Subsidiary shall have been adopted. Such observer shall be entitled to receive reimbursement for reasonably incurred expenses and all information as and when received by the voting Board members so as to enable such observer to discharge his duties and responsibilities on the Board. Such observer shall remain in place so long as the Notes remain outstanding.

         O. The Company shall have delivered to the Placement Agent at Closing an annual projection of its operations, financial position and cash flow of the Company and any Subsidiary, as approved by the Board of Directors and executive officers of the Company.

         P. The Company, immediately prior to the Closing of the Minimum Offering, will furnish Placement Agent with agreements to the effect that for a period of 12 months after the effective date of the registration statement of the Company's initial public offering, the persons who are officers, directors and stockholders who own any outstanding common stock of the Company or warrants or options to purchase common stock or securities convertible into common stock will refrain from making any public sale or distribution of their common stock or such warrants, options or convertible securities (pursuant to Rule 144 or otherwise) without the prior written consent of the Placement Agent. In addition, there will be no private transaction involving such securities unless the proposed transferee agrees to be bound by all the provisions of such agreement prior to any such private transaction.

9. Termination.

         This Agreement shall terminate if a Closing does not take place on or before seven (7) business days following the Offering Period. In the event that the Offering is not successfully completed, then the Company shall immediately pay to Placement Agent the amount of its out-of-pocket expenses incurred in connection with the offer of the Securities and pay all non-Blue Sky related fees of counsel to Placement Agent, up to $35,000. Upon any termination of the Offering, all subscription documents and payments for the Securities not previously delivered to the purchasers thereof, shall be returned to the respective subscribers, without interest thereon or deduction therefrom, and neither party hereto shall have any further obligation to each other, except as specifically provided herein.

10. Miscellaneous.

         A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

         B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered, sent by overnight courier or faxed, addressed as follows:

         To JGUN:

                     Joseph Gunnar & Co., LLC
                     30 Broad Street
                     New York, New York 10004
                     Fax:  (212) 440-9668
                     Attention:  Stephan A. Stein

         with a copy to:

                     Cozen O'Connor
                     1667 K Street, NW, Suite 500
                     Washington, DC 20006
                     Fax (202) 912-4830
                     Attention: Ralph V. De Martino, Esq.

         to the Company:

                     Bridgeline Software, Inc.
                     10 Sixth Road
                     Woburn, MA 01801
                     Fax: (781) 497-3033
                     Attention: Thomas Massie

         with a copy to:

                     Morse, Barnes-Brown & Pendleton, P.C.
                     Reservoir Place, 1601 Trapelo Road
                     Waltham, MA 02451
                     Fax: (781) 622-5933
                     Attention: Joseph C. Marrow, Esq.

or to such other address of which written notice is given to the others.

         C. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted only in federal and state courts in the City, County and State of New York. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

         D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto with respect to the subject Offering and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The terms and conditions of any other agreement between the Company and Placement Agent are hereby terminated, and specifically, the October 1, 2005 Letter of Intent between JGUN and the Company (the "Letter of Intent"), as well as any other any other prior agreement or understanding not set forth herein between the Company and the Placement Agent are hereby terminated, voided and made null.

         E. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                BRIDGELINE SOFTWARE, INC.

                                                By: /S/ THOMAS L. MASSIE
                                                    --------------------------
                                                    Name: Thomas Massie
                                                    Title: President and CEO

JOSEPH GUNNAR & CO., LLC

By: /S/ STEPHAN A. STEIN
    -------------------------------
    Name: Stephan A. Stein
    Title: Chief Operating Officer